UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 22, 2007

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

As previously disclosed, a complaint was filed against Rewards Network Inc. and certain of its subsidiaries (collectively, the “Corporation”) as a putative class action alleging that amounts paid by the Corporation to restaurants in California under the Corporation’s dining credits program constituted loans in violation of California usury laws and the California Unfair Competition Law. The Corporation entered into a settlement agreement with the representative plaintiffs to settle this litigation on behalf of a Settlement Class. The settlement agreement was submitted to the United States District Court for the Central District of California for preliminary approval on March 6, 2007. A description of this lawsuit and the settlement agreement is provided in Part I, Item 3 “Legal Proceedings” of the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

On March 22, 2007, the District Court entered an order preliminarily approving the settlement agreement.

The settlement is subject to entry of a final order of approval by the District Court at or after the final fairness hearing, and may be terminated by the Corporation if terms of the settlement agreement are modified in any material respect by the District Court at or after the final approval hearing, or if the Corporation’s exposure to members of the Settlement Class who may opt out of the settlement exceed certain levels.

At this time, the Corporation cannot provide any assurance that the settlement will receive final approval from the District Court, that any final approval order entered by the District Court will not be appealed successfully by an objecting Settlement Class member, or that any of the conditions that could result in the termination of the settlement will not occur. If final approval of the settlement agreement is not obtained or if the settlement agreement is terminated for other reasons, then the parties to the California litigation will be returned to their respective positions before the initial agreement to settle on December 21, 2006. In that event, we would likely incur additional expenses in connection with further litigation of this lawsuit, including appellate review by the Court of Appeals, and a trial or other proceedings in the District Court. If we receive an adverse judgment in a trial, we might be subject to damages that are in excess of the amount that we have agreed to pay in the settlement agreement and restrictions on the conduct of our business in California. We may not be able to pay or comply with an adverse judgment in a trial. Damages may be substantial and may have a material adverse effect on us. Injunctive relief may have a material adverse effect on us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/s/ Roya Behnia
Roya Behnia Senior Vice President, General Counsel, Secretary and Chief Privacy Officer

Dated: March 26, 2007